                                                                                                Exhibit 99.3

Termination Notice, dated as of April 12, 2007, of the Sales Plan, dated December 15, 2006 (the “Sales Plan”), between Joseph J. Albracht (“Seller”) and Goldman, Sachs & Co. (“Broker”).

WHEREAS, Seller and Broker have previously entered into the Sales Plan;

WHEREAS, Seller desires to terminate the Sales Plan in accordance with the terms thereof as hereinafter provided; and

WHEREAS, all capitalized and undefined terms have the meanings assigned to them in the Sales Plan;

NOW THEREFORE, the Seller hereby notifies Broker as follows:

1. Any Sales set forth under Annex A to the Sales Plan that have not been executed shall be cancelled as promptly as practicable but in no event later than three days following the date of delivery of this Termination Notice to Broker in accordance with the notice provisions set forth under paragraph 10 of the Sales Plan. The last day on which Sales are executed shall be the “Termination Date”.

2. Seller represents and warrants that Seller is not aware of material, nonpublic information with respect to the Issuer or any securities of the Issuer (including the Stock) and is providing this Termination Notice in good faith and not as part of a plan or scheme to evade the prohibitions of Rule 10b5-1.

3. This Termination shall be governed by and construed in accordance with the laws of the State of New York, without reference to its choice of law doctrine.

IN WITNESS WHEREOF, the undersigned have signed this Termination Notice as of the date first written above.

_________________________ Joseph J. Albracht	Goldman, Sachs & Co. By: _________________________ Name: Jeff Mullen Title: Managing Director
Acknowledged: Mobius Management Systems, Inc. By: _________________________ Name: Title: